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                                                                      Exhibit 99


GLOBALSTAR'S FAILURE TO REPAY LOAN TRIGGERS LOCKHEED MARTIN GUARANTEE UNDER BANK CREDIT AGREEMENT

BETHESDA, Maryland, June 30, 2000 - Lockheed Martin Corporation (NYSE: LMT) disclosed that The Chase Manhattan Bank notified the Corporation on Friday, June 30, 2000 that Globalstar Telecommunications (Nasdaq:GSTRF) failed to repay borrowings of $250 million under a revolving credit agreement on which Lockheed Martin is a partial guarantor. It is Lockheed Martin's understanding that Globalstar drew under this facility earlier this month.

In fulfillment of its contractual obligations under the guarantee, the Corporation has paid $207 million, including applicable interest and fees to the bank. Lockheed Martin is entitled to repayment by Globalstar of the amounts paid under the guarantee and has not yet reached agreement with respect to the form and timing of repayment.

Loral Space & Communications (NYSE:LOR) has paid $57 million to Lockheed Martin. That payment is based on a separate indemnification agreement made by Loral to Lockheed Martin.

The Corporation is not changing its previous estimate of generating at least $500 million in free cash for the year 2000. The Corporation also affirms its previous year 2000 earnings estimate, excluding nonrecurring and unusual items, of $1.05 per share. The Corporation is evaluating the need for any pretax, nonrecurring charge against earnings in the 2nd quarter 2000.

     NOTE: Statements in this press release, including the statements relating to projected future financial performance, are considered forward-looking statements under the federal securities laws, including the Private Securities Litigation Reform Act of 1995.
     Sometimes these statements will contain words such as "believes," "expects," "intends," "plans," "estimates," "outlook," "forecast," and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we may project. As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent nature of projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this press release to reflect events or circumstances or changes in expectations or the occurrence of anticipated events.
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          In addition to the factors set forth in our filings with the
     Securities and Exchange Commission (www.sec.gov), the following factors could affect the forward-looking statements: competition and customer demand in the telecommunications industry, the ability to achieve or quantify savings for our customers or ourselves as a result of our reorganization efforts or in our global cost-cutting program; our ability to grow earnings and generate cash flow in accordance with our beliefs; difficulties during space launches; the ability to obtain or the timing of obtaining future government awards; the availability of government funding and customer requirements; economic conditions, competitive environment, international business and political conditions, timing of awards and contracts; timing and customer acceptance of product delivery and launches; the outcome of contingencies, including completion of any acquisitions and divestitures, litigation and environmental remediation, program performance, and our ability to consummate the Comsat transaction. These are only some of the numerous factors which may affect the forward-looking statements in this press release.

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NEWS MEDIA CONTACT:                               James Fetig, 301/897-6352
INVESTOR RELATIONS CONTACT:                       James Ryan, 301/897-6584 or
                                                  Randa Middleton, 301/897-6455
Web site: www.lmco.com